October 27, 2017

TCG Financial Series Trust VIII 36 N. New York Avenue Huntington, NY 11743

Re:  TCG Financial Series Trust VIII, File Nos. 333-189487 and 811-22833

Dear Sir/Madam:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 5 under the Securities Act of 1933 to the TCG Financial Series Trust VIII Registration Statement.  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 7 (the “Amendment”) and consent to all references to us in the Amendment.

Very truly yours,

/s/ THOMPSON HINE LLP

THOMPSON HINE LLP